Exhibit 10.23

LENDER JOINDER AGREEMENT AND NINTH AMENDMENT TO CREDIT AGREEMENT

This LENDER JOINDER AGREEMENT AND NINTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of May 7, 2019, to the Credit Agreement (as defined below) is by and among Bank of China Limited London Branch (the “New Lender”), INTL FCSTONE LTD., a company formed under the laws of England and Wales with a registration number of 5616586 (the “Borrower”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of November 15, 2013 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Aggregate Commitments be increased by $25,000,000 (the “Increase”) such that the Aggregate Commitments will be $50,000,000;

WHEREAS, the New Lender has agreed to provide a Commitment on the terms and conditions set forth herein and to become a Lender under the Credit Agreement in connection therewith.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    The above Recitals are hereby incorporated into this Agreement as if fully set forth herein. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

2.    The New Lender hereby agrees to provide a Commitment in the amount set forth on Annex A hereto and the initial Applicable Percentage of the New Lender shall be as set forth therein. The existing Schedule 1.01(b) to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 1.01(b) attached hereto.

3.    The New Lender (a) represents and warrants that (i) it it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to become a Lender under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitment and either it, or the Person exercising discretion in making its decision to acquire such Commitment, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4.    The Borrower agrees that, as of the date hereof, the New Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents. The Borrower hereby warrants and represents, for itself and on behalf of the Guarantors, to the Administrative Agent and the New Lender that (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (ii) no event has occurred and is continuing that constitutes a Default. The Borrower agrees, for itself and on behalf of Guarantors, that this Agreement does not impair, reduce or limit any of its or their obligations under the Loan Documents.

5.    The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Administrative Agent.

6.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.    The Borrower agrees to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation, its reasonable attorneys’ fees.

10.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	Bank of China Limited London Branch,
as New Lender

By:        /s/ Xing Zhou
Name:        Xing Zhou
Title:        Head of Exchanges and Asia Banks
Bank of China, London Branch

BORROWER:	INTL FCSTONE LTD.,
a company formed under the laws of England and Wales with a registration number of 5616586

By:        /s/ Stephen Bailey
Name:        Stephen Bailey
Title:        Director

By:        /s/ Catherine Odigie
Name:        Catherine Odigie
Title:        Company Secretary

GUARANTORS:            INTL FCSTONE INC.,
a Delaware corporation

By:        /s/ William Dunaway
Name:        William Dunaway
Title:        CFO

By:        /s/ Bruce Fields
Name:        Bruce Fields
Title:        Group Treasurer

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Kyle D. Harding
Name:    Kyle D. Harding
Title:    AVP